Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Avid Technology, Inc. on Form S-8 of our report dated November 21, 2002, relating to the consolidated financial statements of Midiman, Inc. and subsidiaries as of and for the year ended January 31, 2002 appearing in the Current Report on Form 8-K/A of Avid Technology, Inc. dated September 1, 2004.

/s/ Hinton, Kreditor & Gronroos LLP

Hinton, Kreditor & Gronroos, LLP

Pasadena, California

September 12, 2005